Exhibit 10.14

SUBSCRIPTION AGREEMENT

March 29, 2023

Ainsworth Game Technology, Inc. (the “Subscriber”), hereby subscribes as capital in GAN Limited, a Bermuda exempted company limited by shares (the “Company”), to common shares of the Company, as set forth in Section 1 hereof (the “Securities”). The Securities are being offered and issued on the terms set forth in this Subscription Agreement (this “Agreement”).

1. Subscription. Reference is made to that certain Amended and Restated Integration and Content Distribution Agreement (the “Commercial Agreement”), by and between GAN Nevada, Inc., a wholly-owned indirect subsidiary of the Company, and the Subscriber dated as of the date hereof. As contemplated by the Commercial Agreement, by execution of this Agreement and completion of the Accredited Investor Questionnaire attached hereto as Exhibit A (the “Investor Questionnaire”), the Subscriber hereby subscribes for 1,250,000 ordinary shares of the Company’s common stock, par value $0.01 per share, in consideration for execution of the Commercial Agreement (and the Interactive Game License referred to therein) and the mutual obligations set forth therein.

2. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) Information. The Subscriber and, to the extent deemed necessary by the Subscriber, any of the Subscriber’s representatives have been provided access by the Company to the following filings of Company with the United States Securities and Exchange Commission (“SEC”): (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 15, 2022 (the “Annual Report”), (2) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 14, 2022 and (3) each of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission following the Annual Report (including the Exhibits attached thereto, collectively, the “Public SEC Filings”). The Subscriber and, to the extent deemed necessary by the Subscriber, any of the Subscriber’s representatives, have been afforded the opportunity to ask questions concerning the Public SEC Filings. The Subscriber understands and has fully considered for purposes of this investment the section entitled “Risks Factors” set forth in the Annual Report and that: (a) the Securities constitute a speculative investment involving a high degree of risk of loss by the Subscriber of the Subscriber’s investment therein; (b) there is no guaranty that, when shares of the Securities are sellable, there will be a market for the Securities; and (c) accordingly, it may not be possible for the Subscriber to liquidate the Subscriber’s investment in the Securities in case of emergency. In making a decision to invest in the Securities, the Subscriber has relied solely upon the information and statements contained in the Public SEC Filings, including all of the Exhibits thereto, and any other materials specifically referred to therein, upon the terms and conditions of the Commercial Agreement and all attachments thereto, including without limitation the representations, warranties, covenants and agreements of the Company set forth in the Commercial Agreement, and upon the terms and conditions of this Agreement and all attachments hereto, including without limitation the representations, warranties, covenants and agreements of the Company set forth herein, and has not relied upon any other statements or information, whether written or oral, except for those that the Subscriber has obtained from the Subscriber’s own advisors.

(b) Disclosure. Other than (x) the representations and warranties of the Company set forth in Section 3 hereof and/or in the Commercial Agreement and (y) the information contained in the Public SEC Filings, (i) neither the Company nor any of its affiliates or subsidiaries nor any of their respective officers, directors, executives, employees, advisors, members, managers, shareholders or other personnel or agents makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Subscriber by or on behalf of the Company or related to the transactions contemplated hereby, and (ii) nothing contained in any documents provided or statements made by or on behalf of the Company to the Subscriber is, or shall be relied upon as, a promise or representation by the Company or any other person that any such information is accurate or complete except to the extent expressly provided therein.

(c) Reliance on Own Investigation and Advisors. The Subscriber has conducted due diligence in reaching the decision to invest in the Securities. The Subscriber acknowledges that the Subscriber has been advised to consult with the Subscriber’s own legal advisors concerning the legal aspects of the Company and to consult with the Subscriber’s tax advisors regarding the tax consequences of investing in the Company. The Subscriber has carefully considered and has, to the extent the Subscriber believed such discussion necessary, discussed with the Subscriber’s professional legal, tax and financial advisers the suitability of investing in the Securities for the Subscriber’s particular tax and financial situation and has determined that such investment is acceptable to the Subscriber. The Subscriber is not relying on the Company or its affiliates or subsidiaries or any of their respective affiliates, officers, directors, executives, employees, advisors, members, managers, shareholders or other personnel or agents for legal, accounting, financial or tax advice in connection with the Subscriber’s evaluation of the risks and merits of an investment in the Company or of the consequences to the Subscriber of such an investment.

(d) Investment Intent. The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and is acquiring the Securities for the Subscriber’s own account, for investment only, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. The Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or assign to such person or anyone else all or any part of the Securities which the Subscriber subscribes, and the Subscriber has no current plans or intentions to enter into any such contract, undertaking or arrangement.

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(e) Resale Restrictions. The Subscriber acknowledges that (i) the Securities have not been registered under the Securities Act or the securities statutes of any state or other jurisdiction, (ii) the Securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder by the SEC, and under applicable state securities laws, (iii) the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the Securities Act), (iv) therefore, the Securities cannot be resold (and the Subscriber covenants that the Subscriber will not resell them) unless they are registered under applicable federal and state securities laws (including the Securities Act) or unless exemptions from all such applicable registration requirements are available, and (v) consequently, the Subscriber must bear the economic risk of investment for an indefinite period of time. The Subscriber further understands that the issuance of the Securities has not been and will not be reviewed by, passed on, or submitted to the SEC, nor has the SEC or any other agency made any finding or determination as to the fairness of an investment in the Securities, nor any recommendation or endorsement of the Securities. The Subscriber will not sell or otherwise transfer any of the Securities without either the prior registration of the Securities under the Securities Act and all other applicable statutes, or applicable exemptions from the registration requirements of each of those statutes, and unless and until the Company has determined, by obtaining the advice of counsel or otherwise, that the intended disposition will not violate the Securities Act or any applicable state securities law. The Subscriber understands that any certificate or book entry representing the Securities may bear the following legend or one substantially similar thereto:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS AS SET FORTH IN THE SUBSCRIPTION AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(f) Economic Risk; Sophistication. The Subscriber acknowledges and recognizes that an investment in the Company involves a high degree of risk in that (i) the Subscriber may not be able to liquidate the investment, (ii) transferability may be extremely limited, (iii) there may be no market for the Securities when the Securities are able to be sold, and (iv) the Subscriber could sustain the loss of the entire investment or part of the investment.

(g) Ability to Bear Risk. The Subscriber is able to bear the economic risk of the Subscriber’s investment in the Securities for an indefinite period of time, including the risk of losing all of the Subscriber’s investment.

(h) Sophistication. The Subscriber, either alone or with the Subscriber’s representatives, has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of subscribing the Securities.

(i) Status After Investment. The Subscriber acknowledges and accepts that if the Subscriber purchases and/or accepts the Securities, the Subscriber will have only a minority interest in the Company with little, if any, control over the Company or its business.

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(j) Responsibility for Determining Suitability of Investment. The Subscriber is assuming full responsibility independently (i) to determine whether an investment in the Securities is suitable for the Subscriber, (ii) to evaluate the Subscriber’s potential purchase and/or acceptance of the Securities, and (iii) to obtain, verify and evaluate all material information necessary or desired by the Subscriber to make the Subscriber’s decision, including, without limitation, information concerning the Company and its subsidiaries, their officers, directors, executives and employees, their related party transactions, their financial condition and needs, their business, their obligations, their shareholders and their rights, preferences and privileges and any potential issuance of additional securities.

(k) Accuracy of Information about the Subscriber. All information that the Subscriber has provided in this Agreement and the Investor Questionnaire, including, without limitation, information concerning the Subscriber and the Subscriber’s financial condition, is correct and complete as of the date of this Agreement, and if there should be any material change in such information before the acceptance of the Subscriber’s subscription for the Securities subscribed for under this Agreement, the Subscriber will promptly (not later than three (3) business days) so inform the Company.

(l) Authority; Binding Obligation; Valid Execution. The Subscriber (i) has the right, power and authority to execute (and the signatory is duly authorized to execute, on its behalf) this Agreement, (ii) it has the right, power and authority to perform the terms of, this Agreement, (iii) its state of organization is as set forth on the signature page, and (iv) it has been duly formed, is validly existing, and is in good standing in the state of its formation. This Agreement has been validly executed and delivered by the Subscriber and constitutes the legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to creditors’ rights and to general equity principles.

(m) No Conflicts. The execution and delivery by the Subscriber of this Agreement do not and the consummation by the Subscriber of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Subscriber’s articles of incorporation or by-laws (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other law applicable to the Subscriber or (iii) any contract, agreement or instrument by which the Subscriber is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Subscriber in connection with the execution and delivery by the Subscriber of this Agreement or the consummation by the Subscriber of the transactions contemplated hereby.

3. Representations, Warranties and Covenants of Company. The Company hereby represents, warrants and covenants to the Subscriber as follows:

(a) Organization. The Company is an exempted limited company duly formed, validly existing and in good standing under the laws of Bermuda.

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(b) Authorization; Binding Obligation. The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary Company action. This Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to creditors’ rights and to general equity principles.

(c) Issuance of Securities. As promptly as practicable following the date of this Agreement, the Company shall instruct its transfer agent to issue the Securities to the Subscriber in book-entry form.

(d) Securities Duly Authorized. All of the Securities to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of any liens, other than liens (if any) created (a) by or through Subscriber or any of Subscriber’s representatives, or (b) under or pursuant to applicable securities laws.

(e) No Conflicts. The execution and delivery by the Company of this Agreement do not and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Company’s articles of incorporation or by-laws (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other law applicable to the Company or (iii) any contract, agreement or instrument by which the Company is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

(f) No General Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Securities to the Subscriber by any form of general solicitation or general advertising.

(g) Covenant to Remove Legends. Except in accordance with applicable laws and/or regulations, the Company agrees that it shall not place a legend restricting transfer on certificates representing the Securities (i) following any sale of such Securities pursuant to an effective registration statement under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act or (iii) if such shares are eligible for sale by the Subscriber under Rule 144 without volume limitation. In such event, the Company will, no later than three business days following the delivery to the Company or the Company’s transfer agent of the certificate or certificates representing such shares, deliver or cause to be delivered to the Subscriber a certificate or certificates that are free from all restrictive or other legends. The Subscriber shall be entitled to receive reimbursement from the Company for any costs and expenses (including attorney’s fees) incurred by the Subscriber in connection with the enforcement of the Subscriber’s rights under this paragraph.

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(h) Other. There are no claims, actions, demands, lawsuits, arbitrations, litigations or proceedings of any nature pending or, to the Company’s knowledge, threatened against the Company, its property or assets or that seeks to prevent, enjoin otherwise delay the transactions contemplated by this Agreement, except any such claims, actions, demands, lawsuits, arbitrations, litigations or proceedings that would not reasonably be expected to have a material adverse effect with respect to the Company. The Company has complied with all laws applicable to it or its business, properties or assets, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect with respect to the Company. There are no outstanding or unsatisfied judgments, orders, penalties or awards against or affecting the Company or any of its properties or assets that would materially adversely affect the Securities. Except as otherwise required by applicable laws and/or regulations, neither the Company, nor any of its subsidiaries or affiliates, is required to submit any notice, report or other filing with any Gaming Regulatory Authority in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any Gaming Regulatory Authority is required to be obtained by the Company or any of its subsidiaries or affiliates in connection with the Company’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term “Gaming Regulatory Authority” means any international, federal, state, tribal, local, foreign and any other governmental, regulatory and administrative authority, agency, commission, board, body and official or other regulatory body or agency that has jurisdiction over (or is responsible for or involved in the regulation of) gambling, or gambling activities of the Company and its subsidiaries and affiliates from time to time.

4. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be given hereunder will be sufficient if it is in writing, sent to the applicable address set forth or described below (or as otherwise specified by any party by notice to the other party in accordance with this Section) and delivered personally, mailed by certified or registered first-class mail, or sent by recognized overnight courier, postage prepaid or facsimile or electronic mail, and will be deemed given (i) when so delivered personally, (ii) if mailed by certified or registered first-class mail, five (5) days after the date of mailing, (iii) if sent by electronic mail with confirmation of receipt thereof, (A) if such confirmation is received prior to 5 p.m. Pacific Standard Time on the business day on which such notice or communication was sent, on such business day, and (B) otherwise on the first business day after such notice or communication was sent to the recipient, or (iv) if sent by recognized overnight courier, one (1) day after the date of sending.

If to the Subscriber, to the address and/or email address set forth on the signature page to this Agreement.

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If to the Company, to:

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, CA 92618

Email: stiscareno@gan.com (with a copy to legal@gan.com)

Attn: Sylvia Tiscareño, Chief Legal Officer

with a mandatory copy (which shall not constitute notice) to:

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

Attention: Jeff Kuras

Email: jkuras@honigman.com

(b) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, administrators, guardians, conservators or legal representatives.

(c) Expenses. Other than as provided in Section 3(g), Each party shall pay all of the costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(d) Survival. All representations and warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on its behalf.

(e) Further Assurances. The parties agree to execute and deliver all such further documents and agreements and take such other and further action as may be reasonably necessary or reasonably appropriate to carry out the purposes and intent of this Agreement.

(f)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, other than with the prior written consent of the Company and the Subscriber.

(g) Assignment. The rights and duties under this Agreement are not transferable, delegable or assignable by the Subscriber without the prior written consent of the Company.

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(h) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, its construction and the determination of any contractual or non-contractual rights, duties or remedies of the parties arising out of or relating to this Agreement will be governed by, enforced under and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be instituted in the United States District Court of the Southern District of California, and each party irrevocably submits to the non-exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth in this Agreement shall be effective service of process for any suit, action or proceeding brought in such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such court and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Entire Agreement. This Agreement, together with the Investor Questionnaire and the Commercial Agreement, is intended by the parties as a final expression of their agreement and a complete and exclusive statement of their agreement in respect of the investment by the Subscriber of the Securities. This Agreement supersedes all prior and contemporaneous agreements between the parties hereto with respect to such subject matter, except for the Commercial Agreement.

(k) Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (iv) terms used in this Agreement in any gender or in the singular or plural include other genders and the plural or singular, as the context may require. If the Subscriber is an entity, all reference to “him” and “his” shall be deemed to include “it” or “its.” The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Unless the context otherwise requires, references in this Agreement: (A) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (B) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement is being entered into between competent persons, who are experienced in business and represented by counsel, and has been reviewed by the parties and their counsel. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(l) Counterparts. This Agreement may be executed in separate counterparts, each which when so executed shall be deemed an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission (including in PDF format) will be effective as delivery of a manually executed counterpart to this Agreement. In addition, this Agreement may be executed electronically and electronic signatures will be valid for all legal purposes.

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the date first written above.

SUBSCRIBER:

Ainsworth Game Technology, Inc.

By:	/s/ Ryan Comstock
Name:	Ryan Comstock
Its:	COO

Subscriber’s Mailing Address:

5800 Rafael Rivera Way

Las Vegas, NV 89118

Phone No:

E-mail:

[Signature Page to Subscription Agreement of GAN Limited]

AGREED TO, ACCEPTED AND ACKNOWLEDGED

THIS 29 DAY OF MARCH, 2023:

COMPANY:

GAN Limited

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Its:	Chief Executive Officer

[Signature Page to Subscription Agreement of GAN Limited]